Exhibit 4.2

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RB34	FACE AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to an International Equity Index Basket

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Cash Settlement Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Stated Maturity Date” shall be December 21, 2017. If the Determination Date (as defined below) is postponed for any Basket Underlier (as defined below), the Stated Maturity Date will be the third Business Day (as defined below) after the final postponed Determination Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Cash Settlement Amount and Certain Definitions

The “Cash Settlement Amount” of this Security will equal:

•	if the Final Basket Level is greater than or equal to the Cap Level, the Maximum Settlement Amount;

•

if the Final Basket Level is greater than the Initial Basket Level but less than the Cap Level, the sum of (i) the Face Amount plus (ii) the product of (a) the Face Amount times (b) the Upside Participation Rate times (c) the Basket Return;

•	if the Final Basket Level is equal to or less than the Initial Basket Level but greater than or equal to the Buffer Level, the Face Amount; or

•

if the Final Basket Level is less than the Buffer Level, the sum of (i) the Face Amount plus (ii) the product of (a) the Buffer Rate times (b) the sum of the Basket Return plus the Buffer Amount times (c) the Face Amount.

All calculations with respect to the Cash Settlement Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Cash Settlement Amount will be rounded to the nearest cent, with one-half cent rounded upward.

The “Basket” shall mean a basket comprised of the following Basket Underliers, with the “Weight” of each Basket Underlier noted parenthetically: the EURO STOXX 50® Index (37%); the FTSE® 100 Index (23%); the TOPIX® Index (23%); the Swiss Market Index (SMI®) (9%); and the S&P/ASX 200 Index (8%).

“Basket Underlier” shall mean each of the EURO STOXX 50® Index; the FTSE® 100 Index; the TOPIX® Index; the Swiss Market Index (SMI®); and the S&P/ASX 200 Index.

The “Initial Weighted Value” of each Basket Underlier shall equal the Weight of such Basket Underlier times the Initial Basket Level of 100, as follows: the EURO STOXX 50® Index (37.00); the FTSE® 100 Index (23.00); the TOPIX® Index (23.00); the Swiss Market Index (SMI®) (9.00); and the S&P/ASX 200 Index (8.00).

The “Trade Date” shall mean December 18, 2015.

The “Initial Basket Level” is 100.

The “Final Basket Level” will be the sum of the products, calculated for each Basket Underlier, of: (i) the Final Basket Underlier Level for that Basket Underlier divided by the Initial Basket Underlier Level for that Basket Underlier times (ii) the Initial Weighted Value of that Basket Underlier.

The “Initial Basket Underlier Level” with respect to each Basket Underlier is the Closing Level of that Basket Underlier on the Trade Date. The Initial Basket Underlier Levels of the

Basket Underliers are as follows: the EURO STOXX 50® Index (3,260.72); the FTSE® 100 Index (6,052.42); the TOPIX® Index (1,537.10); the Swiss Market Index (SMI®) (8,608.91); and the S&P/ASX 200 Index (5,106.659).

The “Final Basket Underlier Level” with respect to each Basket Underlier will be the Closing Level of that Basket Underlier on the Determination Date.

The “Closing Level” of a Basket Underlier on any Trading Day means the official closing level of that Basket Underlier reported by the sponsor or publisher of a Basket Underlier (the “Basket Underlier Sponsor”) on such Trading Day, as obtained by the Calculation Agent on such Trading Day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date, subject to the provisions set forth below under “Discontinuance of a Basket Underlier; Alteration of Method of Calculation” and “Market Disruption Events.”

The “Basket Return” will be the quotient of (i) the Final Basket Level minus the Initial Basket Level divided by (ii) the Initial Basket Level, expressed as a percentage.

The “Cap Level” is 116, which is 116.00% of the Initial Basket Level.

The “Buffer Level” is 85, which is equal to 85% of the Initial Basket Level.

The “Maximum Settlement Amount” is 124.00% of the Face Amount of this Security.

The “Buffer Amount” is 15%.

The “Buffer Rate” is equal to the Initial Basket Level divided by the Buffer Level.

The “Upside Participation Rate” is 1.5.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

A “Trading Day” with respect to the FTSE® 100 Index, the TOPIX® Index, the Swiss Market Index (SMI®) and the S&P/ASX 200 Index means a day, as determined by the Calculation Agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such Basket Underlier are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session.

A “Trading Day” with respect to the EURO STOXX 50® Index means a day, as determined by the Calculation Agent, on which (i) the relevant Basket Underlier Sponsor is scheduled to publish the level of such Basket Underlier and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session.

The “Related Futures or Options Exchange” for any Basket Underlier means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Basket Underlier.

The “Relevant Stock Exchange” for any security underlying any Basket Underlier means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent.

The “Determination Date” shall be December 18, 2017. If the originally scheduled Determination Date is not a Trading Day with respect to a Basket Underlier, the Determination Date for such Basket Underlier will be postponed to the next succeeding Trading Day for such Basket Underlier. Notwithstanding the postponement of the Determination Date for a particular Basket Underlier due to a non-Trading Day for such Basket Underlier, the originally scheduled Determination Date will remain the Determination Date for any Basket Underlier not affected by such non-Trading Day. The Determination Date is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below). See “–Market Disruption Events.”

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of March 18, 2015 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Final Basket Level and the Cash Settlement Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Discontinuance Of A Basket Underlier; Alteration Of Method Of Calculation

If a Basket Underlier Sponsor discontinues publication of a Basket Underlier, and such Basket Underlier Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to such Basket Underlier (a “Successor Basket Underlier”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Basket Underlier as calculated by the relevant Basket Underlier Sponsor or any other entity and calculate the Closing Level of such Basket Underlier as described above. Upon any selection by the Calculation Agent of a Successor Basket Underlier, the Company will cause notice to be given to the Holder of this Security.

In the event that a Basket Underlier Sponsor discontinues publication of a Basket Underlier prior to, and the discontinuance is continuing on, the Determination Date and the Calculation Agent determines that no Successor Basket Underlier is available at such time, the Calculation Agent will calculate a substitute Closing Level for such Basket Underlier in accordance with the formula for and method of calculating such Basket Underlier last in effect prior to the discontinuance, but using only those securities that comprised such Basket Underlier immediately prior to that discontinuance. If a Successor Basket Underlier is selected or the Calculation Agent calculates a level as a substitute for such Basket Underlier, the Successor Basket Underlier or level will be used as a substitute for that Basket Underlier for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on the Determination Date the Basket Underlier Sponsor of a Basket Underlier fails to calculate and announce the level of such Basket Underlier, the Calculation Agent will calculate a substitute Closing Level of such Basket Underlier in accordance with the formula for and method of calculating such Basket Underlier last in effect prior to the failure, but using only those securities that comprised such Basket Underlier immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day, then the provisions set forth below under “Market Disruption Events” shall apply in lieu of the foregoing.

If at any time a Basket Underlier Sponsor makes a material change in the formula for or the method of calculating such Basket Underlier, or in any other way materially modifies such Basket Underlier (other than a modification prescribed in the formula or method to maintain such Basket Underlier in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the Closing Level of such Basket Underlier is to be calculated, calculate a substitute Closing Level of such Basket Underlier in accordance with the formula for and method of calculating such Basket Underlier last in effect prior to the change, but using only those securities that comprised such Basket Underlier immediately prior to that change. Accordingly, if the method of calculating a Basket Underlier is modified so that the level of such Basket Underlier is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust such Basket Underlier in order to arrive at a level of such Basket Underlier as if it had not been modified.

Market Disruption Events

A “Market Disruption Event” means, with respect to the FTSE® 100 Index, the TOPIX® Index, the Swiss Market Index (SMI®) or the S&P/ASX 200 Index, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Basket Underlier or any Successor Basket Underlier at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Basket Underlier or any Successor Basket Underlier on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Basket Underlier or any Successor Basket Underlier on their Relevant Stock Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Underlier or any Successor Basket Underlier on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure on any Exchange Business Day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Basket Underlier or any Successor Basket Underlier are traded or any Related Futures or Options Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The Relevant Stock Exchange for any security underlying such Basket Underlier or Successor Basket Underlier or any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to the FTSE® 100 Index, the TOPIX® Index, the Swiss Market Index (SMI®) or the S&P/ASX 200 Index:

(1)

the relevant percentage contribution of a security to the level of such Basket Underlier or any Successor Basket Underlier will be based on a comparison of (x) the portion of the level of such basket underlier attributable to that security and (y) the overall level of such Basket Underlier or Successor Basket Underlier, in each case immediately before the occurrence of the Market Disruption Event;

(2)

the “Close of Trading” on any Trading Day for such Basket Underlier or any Successor Basket Underlier means the Scheduled Closing Time of the Relevant Stock Exchanges with respect to the securities underlying such Basket Underlier or Successor Basket Underlier on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its Scheduled Closing Time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying such Basket Underlier or Successor Basket Underlier for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “Close of Trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to such Basket Underlier or Successor Basket Underlier, the “close of trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the Scheduled Closing Time of the Relevant Stock Exchanges;

(3)

the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Basket Underlier or any Successor Basket Underlier means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “Exchange Business Day” means any Trading Day for such Basket Underlier or any Successor Basket Underlier on which each Relevant Stock Exchange for the securities underlying such Basket Underlier or any Successor Basket Underlier and each Related Futures or Options Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to the EURO STOXX 50® Index, any of (A), (B), (C) or (D) below, as determined by the Calculation Agent in its sole discretion:

(A)

Any of the following events occurs or exists with respect to any security included in such Basket Underlier or any Successor Basket Underlier, and the aggregate of all securities included in such Basket Underlier or Successor Basket Underlier with respect to which any such event occurs comprise 20% or more of the level of such Basket Underlier or Successor Basket Underlier:

•

a material suspension of or limitation imposed on trading by the Relevant Stock Exchange for such security or otherwise at any time during the one-hour period that ends at the Scheduled Closing Time for the Relevant Stock Exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its Relevant Stock Exchange at any time during the one-hour period that ends at the Scheduled Closing Time for the Relevant Stock Exchange for such security on that day; or

•

the closure on any Exchange Business Day of the Relevant Stock Exchange for such security prior to its Scheduled Closing Time unless the earlier closing is announced by such Relevant Stock Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Relevant Stock Exchange and (ii) the submission deadline for orders to be entered into the Relevant Stock Exchange system for execution at the Scheduled Closing Time for such Relevant Stock Exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Basket Underlier or any Successor Basket Underlier:

•

a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise at any time during the one-hour period that ends at the Close of Trading on such Related Futures or Options Exchange on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise;

•

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Underlier or Successor Basket Underlier on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on such Related Futures or Options Exchange on that day; or

•

the closure on any Exchange Business Day of any Related Futures or Options Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by such Related Futures or Options Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Futures or Options Exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the Close of Trading for such Related Futures or Options Exchange on that day.

(C)

The relevant Basket Underlier Sponsor fails to publish the level of such Basket Underlier or any Successor Basket Underlier (other than as a result of the relevant Basket Underlier Sponsor having discontinued publication of such Basket Underlier or Successor Basket Underlier and no Successor Basket Underlier being available).

(D)	Any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to the EURO STOXX 50® Index:

(1)

the relevant percentage contribution of a security included in such Basket Underlier or any Successor Basket Underlier to the level of such Basket Underlier will be based on a comparison of (x) the portion of the level of such basket underlier attributable to that security to (y) the overall level of such Basket

Underlier, in each case using the official opening weightings as published by the relevant Basket Underlier Sponsor as part of the market opening data;

(2)

the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)

an “Exchange Business Day” means any trading day on which (i) the relevant Basket Underlier Sponsor publishes the level of such Basket Underlier or any Successor Basket Underlier and (ii) each Related Futures or Options Exchange is open for trading during its regular trading session, notwithstanding any Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

If a Market Disruption Event occurs or is continuing with respect to any Basket Underlier on the Determination Date, then the Determination Date for such Basket Underlier will be postponed to the first succeeding Trading Day for such Basket Underlier on which a Market Disruption Event has not occurred and is not continuing with respect to such Basket Underlier; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day after the originally scheduled Determination Date, that eighth Trading Day shall be deemed to be the Determination Date with respect to such Basket Underlier. If the Determination Date for any Basket Underlier has been postponed eight Trading Days for such Basket Underlier after the originally scheduled Determination Date and a Market Disruption Event occurs or is continuing on such eighth Trading Day with respect to such Basket Underlier, the Calculation Agent will determine the Closing Level of such Basket Underlier on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of such Basket Underlier last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the FTSE® 100 Index, the TOPIX® Index, the Swiss Market Index (SMI®) and the S&P/ASX 200 Index, the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of that Basket Underlier is calculated and published by the relevant Basket Underlier Sponsor) on such date of each security included in such Basket Underlier. As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of (i) with respect to the FTSE® 100 Index, the TOPIX® Index, the Swiss Market Index (SMI®) or the S&P/ASX 200 Index, the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Basket Underlier is calculated and published by the relevant Basket Underlier Sponsor. Notwithstanding a postponement of the determination date for a particular Basket Underlier due to a Market Disruption Event with respect to such Basket Underlier, the originally scheduled Determination Date will remain the Determination Date for any Basket Underlier not affected by a Market Disruption Event.

Calculation Agent

The Calculation Agent will determine the Cash Settlement Amount and the Final Basket Level. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of a Basket Underlier under the circumstances described in this Security, (ii) if publication of a Basket Underlier is discontinued, select a Successor Basket Underlier or, if no Successor Basket Underlier is available, determine the Closing Level of such Basket Underlier under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event or non-Trading Day has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize this Security as a prepaid derivative contract that is an “open transaction.”

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to December 21, 2017. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Cash Settlement Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Cash Settlement Amount hereof calculated as provided herein as though the date of acceleration was the Determination Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to an International Equity Index Basket

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Cash Settlement Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Cash Settlement Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.